UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011 (June 10, 2011)

PHARMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place Louisville, Kentucky		40299
(Address of principal executive offices)		(Zip Code)

(502) 627-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K/A (this “Amendment”) amends a current report on Form 8-K filed by PharMerica Corporation (the “Company”) on June 10, 2011 (the “Original Filing”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct stockholder advisory votes on executive compensation (“Say-on-Pay”); this Amendment does not modify or update any other disclosure contained in the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting of Shareholders, the Company’s stockholders voted on, among other matters, a non-binding advisory proposal regarding the frequency of future stockholder non-binding advisory votes on the compensation of the Company’s named executive officers (“Say-on-Pay Votes”). As previously reported in the Original Filing, more than a majority of shares voting at the 2011 Annual Meeting voted, on a non-binding advisory basis, in favor of an annual Say-on-Pay Vote.

In light of the voting results and other factors, the Company will hold annual Say-on-Pay Votes until the next advisory vote on the frequency of Say-on-Pay Votes occurs. The next non-binding advisory vote regarding the frequency of Say-on-Pay Votes is required to be held no later than the Company’s 2017 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: October 31, 2011	By:	/s/ Michael J. Culotta
Michael J. Culotta
Executive Vice President and Chief Financial Officer